Exhibit 99.1

NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES SHARE REPURCHASE PROGRAM

CRESTVIEW HILLS, KENTUCKY, December 18, 2006 – The Bank of Kentucky Financial Corporation (the “Company”) (OTC/BB: BKYF), the holding company of the Bank of Kentucky, Inc., today announced that the Company’s Board of Directors has approved a new share repurchase program, which authorizes the repurchase of up to 200,000 shares of the Company’s outstanding common shares in the over-the-counter market from time to time over the next twelve months, beginning January 1, 2007 and expiring December 31, 2007. This program will replace the repurchase program currently in place, which will expire on December 31, 2006. The current repurchase program, which began on January 1, 2006, authorized the repurchase up to 200,000 shares of the Company’s outstanding common shares in the over-the-counter market from time to time. To date a total of 91,400 shares have been purchased under the current program. The number of shares to be purchased and the price to be paid depends upon the availability of shares, the prevailing market prices and any other considerations which may, in the opinion of the Board of Directors or management, affect the advisability of purchasing the Company’s shares.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com